Exhibit 99.1

Contacts:	Tran Nguyen / CFO Somaxon Pharmaceuticals, Inc. (858) 876-6500

Rob Whetstone PondelWilkinson, Inc. (310) 279-5963
SOMAXON PHARMACEUTICALS REPORTS
FIRST QUARTER 2010 FINANCIAL RESULTS
Conference call scheduled today at 4:30 p.m. ET (1:30 p.m. PT);
Simultaneous webcast at http://investors.somaxon.com/eventdetail.cfm
SAN DIEGO, CA — May 11, 2010 — Somaxon Pharmaceuticals, Inc. (Nasdaq: SOMX), a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded pharmaceutical products and late-stage product candidates for the treatment of diseases and disorders in the central nervous system therapeutic area, today announced financial results for the first quarter ended March 31, 2010.
Highlights
On March 17, 2010, the U.S. Food and Drug Administration (FDA) approved the New Drug Application for Silenor® (doxepin) for the treatment of insomnia characterized by difficulty with sleep maintenance.
In addition, on March 31, 2010 Somaxon completed a public offering of 6,900,000 shares of its common stock, including 900,000 shares sold pursuant to the full exercise of the overallotment option granted to the underwriters, at a price to the public of $8.25 per share. The net proceeds from the sale of the shares, after underwriting discounts and commissions and estimated offering expenses, were approximately $52.7 million.
“During the first quarter of 2010, we accomplished two of our key corporate objectives, namely gaining approval of the NDA for Silenor and adding substantial cash to our balance sheet,” said Richard W. Pascoe, Somaxon’s president and chief executive officer. “We are now focused on leveraging those assets as we continue our efforts to maximize value for our stockholders, including seeking a U.S. commercial partnership, building a U.S. commercial presence and preparing to launch Silenor, a highly differentiated insomnia treatment, in the second half of the year.”

First Quarter 2010 Financial Results
For the first quarter of 2010, net loss applicable to common stockholders was $4.2 million, or $0.16 per share, compared with $4.5 million, or $0.25 per share, for the first quarter of 2009.
As a development stage pharmaceutical company, Somaxon had no revenues during the first quarter of 2010.
Research and development expenses were $1.1 million for the first quarter of 2010, compared with $1.5 million for the first quarter of 2009. The decrease resulted primarily from a reduction in headcount, which occurred as part of cost reduction measures and contributed to lower salary and benefit expenses. Silenor development expenses also decreased because of the lower level of activity relating to both the preparation of the NDA and non-clinical studies during the first quarter of 2010 compared with the first quarter of 2009. Share-based compensation expense attributable to research and development personnel increased due to recognition of compensation costs associated with the vesting of performance based equity awards upon approval of the NDA for Silenor in the first quarter of 2010.
Marketing, general and administrative expenses were $3.1 million for the first quarter of 2010, compared with $3.8 million for the first quarter of 2009. The decrease was primarily caused by reduced market preparation activities as a result of the delay in the approval of Silenor. In addition, reduced headcount as a result of cost reduction measures contributed to lower salary and benefit expenses in 2010, and professional fees were lower in 2010 due to a decreased level of business activity. Share-based compensation expense attributable to marketing, general and administrative personnel increased slightly compared with 2009 due to recognition of compensation costs associated with the vesting of performance based equity awards upon approval of the NDA for Silenor in the first quarter of 2010.
For the first quarter of 2010, the company recognized a total of $2.2 million of share-based compensation expense, compared with a total of $2.0 million for the first quarter of 2009.
At March 31, 2010, Somaxon had cash and cash equivalents totaling $58.5 million and no debt. At December 31, 2009, the company had cash and cash equivalents totaling $5.2 million and no debt.

Conference Call Information and Forward-Looking Statements
On Tuesday, May 11, 2010, Somaxon will conduct a conference call with interested parties beginning at 4:30 p.m. ET (1:30 p.m. PT) to discuss results and highlights of the first quarter ended March 31, 2010. The conference call will be available to interested parties through a live audio Internet broadcast at http://investors.somaxon.com/eventdetail.cfm. The call will also be archived and accessible for approximately two weeks. Alternatively, callers may participate in the conference call by dialing (877) 941-8610 (domestic) or (480) 629-9819 (international). A telephonic replay will be available for approximately one week following the conclusion of the call by dialing (800) 406-7325 (domestic) or (303) 590-3030 (international), and entering passcode 4291482.
Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the FDA’s approval of Silenor, Somaxon’s commercialization plans for Silenor, the company’s financial status and performance and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.
About Somaxon Pharmaceuticals, Inc.
Headquartered in San Diego, CA, Somaxon Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded pharmaceutical products and of late-stage product candidates for the treatment of diseases and disorders in the central nervous system therapeutic area. Somaxon’s product Silenor® (doxepin) has been approved by the FDA for the treatment of insomnia characterized by difficulty with sleep maintenance.
For more information, please visit the company’s web site at www.somaxon.com.

Somaxon cautions readers that statements included in this press release and the conference call that are not a description of historical facts are forward-looking statements. For example, statements regarding the potential commercialization of Silenor and the potential to establish a commercial partnership or other strategic transaction are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, Somaxon’s ability to successfully commercialize Silenor; the potential to enter into and the terms of any commercial partnership or other strategic transaction relating to Silenor; the scope, validity and duration of patent protection and other intellectual property rights for Silenor; whether the approved label for Silenor is sufficiently consistent with such patent protection to provide exclusivity for Silenor; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could delay or prevent commercialization, or that could result in recalls or product liability claims; the ability of Somaxon to ensure adequate and continued supply of Silenor to successfully launch commercial sales or meet anticipated market demand; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; the timing and results of non-clinical studies and post-approval regulatory requirements for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; Somaxon’s ability to raise sufficient capital to fund its operations, and to meet its obligations to parties under financing agreements, and the impact of any such financing activity on the level of its stock price; the impact of any inability to raise sufficient capital to fund ongoing operations; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.
# # #
FINANCIAL TABLES FOLLOW

SOMAXON PHARMACEUTICALS, INC.
SUMMARY STATEMENTS OF OPERATIONS

	Quarter ended March 31,
	2010	2009
	(in thousands, except per share amounts)

Operating expenses
License fees	$—	$(996)
Research and development	1,113	1,486
Marketing, general and administrative	3,052	3,818

Net operating expenses	4,165	4,308

Loss from operations	(4,165)	(4,308)
Interest and other income	1	23
Interest and other (expense)	(1)	(259)

Net loss	$(4,165)	$(4,544)

Basic and diluted net loss per share	$(0.16)	$(0.25)

Shares used to calculate net loss per share	25,662	18,297

SOMAXON PHARMACEUTICALS, INC.
SUMMARY BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$58,517	$5,165
Other current assets	249	409

Total current assets	58,766	5,574
Property and equipment, net	774	777
Intangibles	1,000	—
Other assets	60	60

Total assets	$60,600	$6,411

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,029	$355
Accrued liabilities	2,258	1,815

Total current liabilities	3,287	2,170

Total stockholders’ equity	57,313	4,241

Total liabilities and stockholders’ equity	$60,600	$6,411